Exhibit 23.2

CONSENT OF INDEPENDENT RESERVE ENGINEERS

We consent to the reference of our reports for Transmeridian Exploration, Inc. which appears in the December 31, 2004 annual report on Form 10-K of Transmeridian Exploration, Inc.

/s/ Ryder Scott Company, L.P.

Houston, Texas March 15, 2005